                                                                     EXHIBIT 4.2

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

   BRIGHTPOINT, INC., a Delaware corporation, (the "Company"), the banks listed on the signature pages hereof (each individually a "Bank" and collectively the "Banks") and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana, as agent for the Banks (in such capacity the "Agent" and in its individual capacity "Bank One") agree as follows:

   1. CONTEXT. This agreement is made in the context of the following agreed state of facts:

   a. The Company, the Banks and the Agent are parties to a Credit Agreement dated June 13, 1995, as amended by First Amendment to Credit Agreement dated as of September 15, 1995, Second Amendment to Credit Agreement dated as of January 19, 1996, and the Third Amendment to Credit Agreement dated as of June 7, 1996 (collectively, the "Agreement").

   b. The Company has requested that the Banks (i) modify certain financial covenants on account of adjustments related to the Allied transaction and
      (ii) waive the requirement for the consolidating financial statements of Brightpoint Acquisition. Inc.

   c. The Banks have agreed to such requests, subject to certain terms and conditions, and the parties have executed this document (this "Fourth Amendment") to give effect to their agreement.

   2. DEFINITIONS. Terms used in this Fourth Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein. A new definition is added to Section 1 of the Agreement to read as follows:

      o Fourth Amendment. "Fourth Amendment" means the written amendment to this Agreement entitled "Fourth Amendment to Credit Agreement" and dated with effect as of June 28, 1996.

   3. AMENDMENTS TO FINANCIAL COVENANTS. Section 5.g(i) and Section 5.g(iii) of the Agreement are amended and restated in their entireties to read as follows:

         (i) Tangible Net Worth. The Company shall maintain its Tangible Net Worth as of the date of execution of the Fourth Amendment and at all times until December 30, 1996, at a level not less than $67,500,000.00; at December 31, 1996, and at all times until December 30, 1997, at a level not less than the sum of $67,500,000.00 plus 50% of the net income reported during the fiscal period July 1, 1996, through December 31, 1996; and at each fiscal year end thereafter, and at all times during the fiscal year immediately following, at a level equal to the sum of 50%" of the net income reported during the fiscal year for which



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               the Tangible Net Worth is being determined (exclusive of any loss) plus the Tangible Net Worth reported at the immediately preceding fiscal year end.

         (iii) Fixed Charge Coverage. At the end of each fiscal quarter, for the four consecutive fiscal quarters ending as of such fiscal quarter end, from the date of the Fourth Amendment and until December 30, 1996, the Company shall maintain a fixed charge coverage ratio of not less than 1.25 to 1.0. At December 31, 1996, and at each fiscal quarter thereafter, the Company shall maintain a fixed charge coverage ratio of not less than 1.50 to 1.0. For purposes of this covenant, the phrase "fixed charge coverage ratio" means, for any relevant period, the ratio of the sum of net income plus depreciation, amortization and interest expense plus cash taxes paid over the sum of payments made on term debt during the period for which the ratio is being calculated, including current capital lease payments but excluding any payments made on account of the Loan, plus interest expense, plus expenditures for fixed assets not funded with borrowed funds, plus dividends paid, plus cash taxes paid; provided that for purposes of this covenant, net income shall not be reduced by the expenses of the Company related to the Allied transaction in a maximum sum of $2,500,000.00.

   4. WAIVER OF CONSOLIDATING FINANCIAL STATEMENTS OF ACQUISITION. The Company has informed the Banks that the assets and liabilities of Acquisition have been or will be transferred to the books and records of the Company and that, as of June 30, 1996, there will be no separate books and records of Acquisition. The Banks waive the remedies available under the Agreement for the failure of the Company to comply with the provisions of Section 5.b(ii) with respect to furnishing the consolidating financial statements of Acquisition for the months ending June 30, 1996, July 31, 1996, and August 31, 1996; provided that the Company agrees to take all action necessary to effect the merger of Acquisition into the Company on or before September 30, 1996, and provided further that the Company will provide (A) a written certification to the Banks that Acquisition has no assets or business operations which are not reflected in the financial statements of the Company, which certification will accompany each of the financial statements furnished to the Banks pursuant to the Agreement prior to the merger of Acquisition into the Company, and (B) written notice to the Banks when the merger has been completed accompanied by copies of the Articles of Merger, or comparable appropriate documents, certified by the Secretary of State of Delaware. The Company acknowledges that if the merger of Acquisition into the Company is not completed by September 30, 1996, the Company shall comply with the provisions of Section 5.b(ii) which provisions require the consolidating financial statements of Acquisition.

   5. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Fourth Amendment, the Agent shall have received, each duly executed and in form and substance satisfactory to the Banks the following:

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   a. This Fourth Amendment.

   b. Such other documents as may be reasonably required by the Agent or the Banks.

   6. REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agent to enter into this Fourth Amendment, the Company represents and warrants, as of the date of this Fourth Amendment and except as otherwise provided in this Fourth Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in
Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Banks by the Company pursuant to the requirements of the Agreement.

   7. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Fourth Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect and the Obligations of the Company shall continue to be secured and guaranteed as therein provided until payment and performance in full of all Obligations.

   8. COUNTERPARTS. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the Company, the Agent and the Banks, by their respective duly authorized officers, have executed this Fourth Amendment to Credit Agreement with effect as of June 28, 1996.

                                       BRIGHTPOINT, INC.


                                       By: /s/ J. Mark Howell
                                           -----------------------------------
                                           J. Mark Howell, Executive Vice
                                           President and Chief Financial
                                           Officer

                          Address: 6402 Corporate Drive
                                   Indianapolis, Indiana 46278
                                   Attention: Executive Vice President and
                                   Chief Financial Officer
                                   Fax: (317) 387-5493


                    BALANCE OF PAGE LEFT INTENTIONALLY BLANK

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                                       BANK ONE, INDIANAPOLIS,
                                         NATIONAL ASSOCIATION
                                         Individually and as Agent

                                       By: /s/ Brian D. Smith
                                           ------------------------------------
                                           Brian D. Smith, Vice President and
                                           Senior Relationship Manager

                      PERCENTAGE:     41.5%

                      Address:   Bank One Center/Tower
                                 111 Monument Circle, Suite 1921
                                 P. O. Box 7700
                                 Indianapolis, Indiana 46277-0119
                                 Attention: Manager, Metropolitan Department B
                                 Fax: (317) 321-8079

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By:
                                    -------------------------------------------

                                    -------------------------------------------
                                    (printed name and title)

                      PERCENTAGE:     26.0%

                      Address:   One First National Plaza
                                 Mail Suite 0088
                                 Chicago, Illinois 60670-0088
                                 Attention: Cory M. Olson
                                 Fax: (312) 732-5161

                      SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                 By:
                                    -------------------------------------------

                                    -------------------------------------------
                                    (printed name and title)

                      PERCENTAGE:     19.0%

                      Address: SunTrust Bank, Central Florida, N.A. 200 South Orange Avenue
                                 Orlando, Florida 32801
                                 Attention:  Chris Black, Vice President
                                 Fax: (407) 237-6894

                                       BANK ONE, INDIANAPOLIS,
                                         NATIONAL ASSOCIATION
                                         Individually and as Agent

                                       By:
                                           ------------------------------------
                                           Brian D. Smith, Vice President and
                                           Senior Relationship Manager

                      PERCENTAGE:     41.5%

                      Address:   Bank One Center/Tower
                                 111 Monument Circle, Suite 1921
                                 P. O. Box 7700
                                 Indianapolis, Indiana 46277-0119
                                 Attention: Manager, Metropolitan Department B
                                 Fax: (317) 321-8079

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By: /s/ Cory M. Olson
                                    -------------------------------------------
                                    Cory M. Olson, Vice President
                                    -------------------------------------------
                                    (printed name and title)

                      PERCENTAGE:     26.0%

                      Address:   One First National Plaza
                                 Mail Suite 0088
                                 Chicago, Illinois 60670-0088
                                 Attention: Cory M. Olson
                                 Fax: (312) 732-5161

                      SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                 By:
                                    -------------------------------------------

                                    -------------------------------------------
                                    (printed name and title)

                      PERCENTAGE:     19.0%

                      Address: SunTrust Bank, Central Florida, N.A. 200 South Orange Avenue
                                 Orlando, Florida 32801
                                 Attention:  Chris Black, Vice President
                                 Fax: (407) 237-6894

                                       BANK ONE, INDIANAPOLIS,
                                         NATIONAL ASSOCIATION
                                         Individually and as Agent

                                       By:
                                           ------------------------------------
                                           Brian D. Smith, Vice President and
                                           Senior Relationship Manager

                      PERCENTAGE:     41.5%

                      Address:   Bank One Center/Tower
                                 111 Monument Circle, Suite 1921
                                 P. O. Box 7700
                                 Indianapolis, Indiana 46277-0119
                                 Attention: Manager, Metropolitan Department B
                                 Fax: (317) 321-8079

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By:
                                    -------------------------------------------

                                    -------------------------------------------
                                    (printed name and title)

                      PERCENTAGE:     26.0%

                      Address:   One First National Plaza
                                 Mail Suite 0088
                                 Chicago, Illinois 60670-0088
                                 Attention: Cory M. Olson
                                 Fax: (312) 732-5161

                      SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                 By: /s/ Chris Black
                                    -------------------------------------------
                                    Chris Black, V.P.
                                    -------------------------------------------
                                    (printed name and title)

                      PERCENTAGE:     19.0%

                      Address: SunTrust Bank, Central Florida, N.A. 200 South Orange Avenue
                                 Orlando, Florida 32801
                                 Attention:  Chris Black, Vice President
                                 Fax: (407) 237-6894

                                 CORESTATES BANK, N.A.


                                  By: /s/ Karl F. Schultz
                                     ------------------------------------------
                                     Karl F. Schultz, Vice President
                                     ------------------------------------------
                                     (print name and title)

                      PERCENTAGE:    13.5%

                      Address:   CoreStates Bank, N.A.
                                 2240 Butler Pike
                                 Plymouth Meeting, Pennsylvania 19462
                                 Attention: William Johnston
                                 Fax: (610) 834-2069







                                      -5-